Exhibit 10.34


MASTER LEASE AGREEMENT

U.S. BANKCORP

         THIS LEASE, dated as of AUGUST 4, 1999, is made by and between U.S. Bancorp Leasing & Financial - Machine Tool Finance Group, hereafter referred to as "Lessor," and TOWER TECH, INC., hereafter referred to as "Lessee."

LESSOR AND LESSEE COVENANT AND AGREE AS FOLLOWS:

         1. PROPERTY LEASED. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property ("Property") together with any replacements, additions, repairs, now or hereafter incorporated therein as described in any Schedule to Master Lease Agreement ("Schedule") now or hereafter executed by the parties hereto, the terms of which are incorporated herein.

         2. TERM. This Lease shall become effective on the execution hereof by Lessor. The Term of this Lease may consist of an "Interim Term" and a "Base Term" in regard to each Schedule. The Interim Term for each Schedule shall begin on the date that Lessee executes a Delivery and Acceptance Certificate in connection with any item of Property or provides to Lessor written approval for payment for such item of Property. Each Interim Term shall continue until the Base Term Commencement Date set forth in each Schedule. The Base Term for each Schedule shall begin on the Base Term Commencement Date and shall continue for the period specified in each Schedule. During each Interim Term, if any, Lessee shall pay rental ("Interim Rental") in the amount set forth in each Schedule plus applicable tax thereon.

         3. RENT, PAYMENT AND TAXES. Rental payments are specified in each Schedule. All rents shall be payable by Lessee each month on or before the payment date shown in each Schedule at Lessees address herein, or as otherwise directed by Lessor, without notice or demand and without abatement, set-off or deduction of any amount whatsoever. Lessee shall pay when due all taxes, fees, assessments, or other charges, however designated, now or hereafter levied or based upon the rentals, ownership, use, possession, leasing, operation, control, or maintenance of the Property, whether or not paid or payable by Lessor, excluding Lessees income, franchise and business and occupation taxes, and shall supply Lessor with proof of payment satisfactory to Lessor at least seven (7) days before delinquency. At its option, Lessor may pay any tax, assessment, insurance premium, expense, repair, release, confiscation expense, lien, encumbrance, or other charge or fee payable hereunder by Lessee, and any amount so paid shall be repayable by Lessee on demand.

         For any payment due hereunder which is not paid within ten (10) days after the date such payment is due, Lessee agrees to pay a late charge calculated thereon of such late charge represents a reasonable estimate of the cost at a rate of five percent (5.0%) of such overdue amount The parties hereto agree that: a) the amount that Lessor would incur in processing each delinquent payment by Lessee and that such late charge shall be paid as liquidated damages for each delinquent payment-, and,
         b) the payment of late charges and the payment of Default Interest are distinct and separate from one another. Acceptance of any late charge or interest shall not constitute a waiver of default with respect to the overdue amount or prevent Lessor from exercising any other available rights and remedies. Payments received shall be applied first to delinquent amounts due, including late charges, then to current installments. If any such rental payment is made by check and such check is returned to Lessor for any reason, including without limitation, insufficient funds in Lessee's account, then Lessee shall be assessed a fee of S25.00 in addition to any other late charge or any other fee which may be applicable.

         If the Property is located in a jurisdiction which imposes any "Sales," "Use," or "Rental" tax, Lessor shall collect such tax from Lessee and remit such tax to the appropriate taxing authority or Lessee shall remit such tax directly to the appropriate taxing authority. Such requirement may only be waived if Lessee is exempt from such tax under applicable laws or regulations. Lessee is responsible for ensuring that such exemption is properly documented in accordance with such laws and regulations and that such documentation is provided to Lessor at the inception of each Schedule.

         If the Property is subject to Personal Property Taxes, both Lessee and Lessor are required to advise the proper taxing authorities of all leased property. Lessee agrees that it will report the Property as having an original cost as set forth on each Schedule and as Property leased from U.S. BANCORP LEASING & FINANCIAL. If Lessor receives an invoice from the taxing authorities for applicable Personal Property Taxes, Lessor shall pay any such taxes directly and Lessee agrees to reimburse Lessor for all such taxes paid by Lessor. If Lessee receives such invoice, Lessee agrees to promptly remit such tax directly to the taxing authority and maintain proof of payment. Upon termination of each Schedule, Lessor will, if applicable, estimate Personal Property Taxes on the Property based upon the most recent tax assessment of the Property or on the tax rates and taxable value calculations as available from the appropriate taxing jurisdiction. In the event that the actual personal property tax bill is within $500.00 of such estimate, then Lessor shall not seek reimbursement from Lessee for any underpayment, and Lessor may retain any overpayment. If the difference between such estimate and the actual tax bill exceeds $500.00, Lessor shall refund or Lessee shall remit the entire difference.

         4. LOSS OR DAMAGE. No loss or damage to the Property, or any part of it, shall impair any obligation of Lessee hereunder. Lessee assumes all risk of damage to or loss of the Property, however caused, while in transit and during the term hereof. If any Property is totally destroyed, Lessee's liability to pay rent for it may be discharged by paying Lessor the Stipulated Loss Value of the Property if such a Value is provided in the applicable Schedule or, the amount specified in Se on 14(e) of this Lease, less the amount of any recovery received by Lessor from any insurance or other source.

         5. OWNERSHIP, LOCATION, MAINTENANCE AND USE. Lessee transfers to Lessor all right, title and interest, including any and all ownership interest, which Lessee may have in or to the Property. Lessee represents and warrants that it has the legal right to make such transfer and that such transfer does not constitute a transfer of all or substantially all of the assets of Lessee, and that such transfer does not constitute all or a portion of a "bulk transfer" under the Uniform Commercial Code. It is agreed between the parties hereto that Lessor shall be the owner of, and hold title to, the Property for all purposes throughout each Schedule. At its own risk, Lessee shall use or permit the use of the Property primarily at the location specified in the Schedule and, without Lessees prior written consent, shall not loan, sublet, remove from such location, part with possession or otherwise dispose of the Property. Lessee shall at its sole expense maintain the Property in good repair, appearance and functional order and in compliance with any manufacturer's and regulatory maintenance and performance standards, shall keep complete records and documents regarding its use, maintenance and repair, shall not use or permit the use of the Property in any unintended, injurious or unlawful manner, shall not permit use or operation of the Property by any one other than Lessee's qualified employees and shall not change or alter the Property without Lessor's written consent. Lessee shall not create, cause, or permit any kind of claim, levy, lien or legal process on the Property, and shall forthwith satisfy, remove and procure the release thereof The Property is and always shall remain personal property. Lessee shall not cause or permit the Property to be used or located in such a manner that it might be deemed a fixture. Lessee shall secure from each person not a party hereto who might secure an interest, lien or other claim in the Property, a waiver thereof Lessee shall affix and maintain, at its expense, in a prominent and visible location, all ownership notices supplied by Lessor. Lessee shall permit Lessor to mark the Property in a manner sufficient to identify the Property as Lessor's Property.

         6. LEASE This is a non-cancelable contract of lease only and nothing herein or in any other document executed in conjunction herewith shall be construed as conveying or granting to Lessee any option to acquire any right, title or interest, legal or equitable, in or to the Property, other than use, possession and quiet enjoyment of the Property, subject to and upon full compliance with the provisions hereof Lessee and Lessor agree that this Lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A, the Uniform Personal Property Leasing Act. Notwithstanding the foregoing, Lessee hereby grants to Lessor a security interest in and to the Property as security for all Lessee's obligations to Lessor of every kind and nature.

         Lessee hereby acknowledges that all of the leased Property was selected by Lessee from Supplier(s) chosen by Lessee. Lessee is familiar with all Supply Contract rights provided by the Supplier(s) and is aware that the Supplier(s) may be contacted for a full description of any rights Lessee may have under any Supply Contract Providing Lessee is not in Default under this Lease, Lessor hereby assigns to Lessee without recourse, all rights arising under any warranties applicable to the Property provided by the manufacturer or any other person. All proceeds of any warranty claim from the manufacturer or any other person shall first be used to repair the affected Property.

         7. GENERAL INDEMNIFICATION AND INSURANCE. Lessee assumes liability for, and agrees to defend, indemnify and hold Lessor harmless from any claim, liability, loss, cost, expense, or damage of every nature (including, without limitation, fines, forfeitures, penalties, settlements, and attorneys' fees) by or to any person whomsoever, regardless of the basis, including wrongful, negligent or improper act or misuse by Lessor, which directly or indirectly results from or pertains to the leasing, manufacture, delivery, ownership, use, possession, selection, performance, operation, inspection, condition (including without limitation, latent or other defects, and whether or not discoverable), improvements, removal, return or storage of the Property, except arising while the Property is in the possession of Lessor.

         Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessees right to indemnification hereunder.

         At its expense, Lessee shall maintain in force, at all times from shipment of the Property to Lessee until surrender thereof, property damage insurance and liability insurance with such deductibles and from such insurance carriers as shall be satisfactory to Lessor. The Property must be insured against all risks which are customarily insured against on the type of property leased hereunder. The amount of Lessee's liability insurance shall not be less than $500,000.00. Such insurance policies must name Lessor as an additional insured and loss payee, and provide for ten (10) days advance written notice to Lessor of modification or cancellation. Lessee shall, upon request, deliver to Lessor satisfactory evidence of the insurance coverage. In the event Lessee fails to do so, Lessor may, at Lessees option, in addition to any other rights available to Lessor, obtain coverage, and any sum paid therefor by Lessor (including any charges assessed by Lessor for such service) shall be immediately due and p able to Lessor by Lessee.

     8. INCOME TAX INDEMNITY. Lessee hereby represents, warrants, and covenants to Lessor as follows:

         (a) This Lease will be a lease for Federal and Oregon state income tax purposes; Lessor will be treated as the purchaser, owner, lessor, and original user of the Property and Lessee will be treated as the lessee of the Property for such purposes.

         (b) Lessor shall be entitled to depreciation deductions with respect to each item of Property as provided by Section 167(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined under Section 168 of the Code by using the applicable depreciation method, the applicable recovery period, and the applicable convention, all as may be specified on the applicable Schedule for the Property, and Lessor shall also be entitled to corresponding Oregon depreciation deductions

         (c) For purposes of determining depreciation deductions, the Property shall have an income tax basis equal to Lessees cost for the Property specified on the applicable Schedule, plus such expenses of the transaction incurred by Lessor as may be included in basis under Section 1012 of the Code.

         (d) The maximum federal and Oregon income tax rates applicable to Lessor in effect on the date of execution and delivery of a Schedule with respect to an item or items of Property will not change during the lease term applicable to such Property.

         If for any reason whatsoever any of the representations, warranties, or covenants of Lessee contained in this Lease or in any other agreement relating to the Property shall prove to be incorrect and (i) Lessor shall determine that it is not entitled to claim all or any portion of the depreciation deductions in the amounts and in the taxable years deter-mined as specified in (b) and (c), above, or (ii) such depreciation deductions are disallowed, adjusted, recomputed, reduced, or recaptured, in whole or in part, by the internal Revenue Service or Oregon Department of Revenue (such determination, disallowance, adjustment, recomputation, reduction, or recapture being herein called a "Loss"), then Lessee shall pay to Lessor as an indemnity and as additional rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yield (the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Ile amount payable to Lessor pursuant to this section shall be payable on the next succeeding rental payment date after written demand therefor from Lessor accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable.

         Further, in the event (i) there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the matters set forth in this section effective prior to the commencement date of the term of this Lease with respect to any Property or (ii) if at any time there shall be any change, amendment, addition, or modification of any provision of Oregon law or of the Code or regulations thereunder or interpretation thereof with respect to the maximum applicable federal and state income tax rates as set forth in (d) above, which results in a decrease in Lessees Net Economic Return, then Lessor shall recalculate and submit to Lessee the modified rental rate required to provide Lessor with the same Net Economic Return as it would have realized absent such change and the lease shall thereupon automatically be deemed to be amended to adopt such rental rate and values.

         9. INSPECTION AND REPORTS. Lessor shall have the right, at any reasonable time, to enter on Lessee's premises or elsewhere and inspect the Property and any records and documents regarding its use, maintenance and repair. Upon Lessees request, but in no event later than thirty (30) days after such request, Lessee will deliver all information requested by Lessor which Lessor deems necessary to determine Lessee's current financial condition or faithful performance of the terms hereof. Lessee shall give Lessor immediate notice and copy of all tax notices, reports, or inquiries, and of all seizure, attachment, or judicial process affecting or relating to the use, maintenance, operation, possession, or ownership of the Property.

     10. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that as of the date of this Lease and of each Schedule:

         (a) Lessee has adequate power and capacity to enter into this Lease, any Schedule, and any other documents required to be delivered in connection with this Lease (collectively, the "Documents"); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Lease; and all information supplied to Lessor is accurate and complete.

         (b) Lessee's entering into the Lease and leasing the Property does not and will not; (i) violate any judgment, order, or law applicable to the Lease, Lessee or Lessee's organizational documents; or (ii) result in the creation of any lien, security interest or other encumbrance upon the Property, other than as granted hereunder.

     (c) All information and representations furnished by Lessee to Lessor concerning the Property are accurate and correct

         (d) All financial data of Lessee or of any consolidated group of companies of which Lessee is a member ("Lessee Group"), delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.

         (e) If Lessee is a business entity, it is and will be validly existing and in good standing under laws of the state of its organization; the persons signing the Documents are acting with all necessary authority and hold the offices indicated below their signatures, which are genuine.

         11. ASSIGNMENT. LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH SHALL NOT BE UNREASONABLY WITHHELD. IN CONNECTION WITH THE GRANTING OF SUCH CONSENT AND THE PREPARATION OF NECESSARY DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO ONE PERCENT (1%) OF THE TOTAL REMAINING BALANCE THEN DUE HEREUNDER.

         LESSEE AGREES THAT LESSOR MAY ASSIGN OR TRANSFER THIS LEASE OR LESSOR'S INTEREST IN THE LEASED PROPERTY WITHOUT NOTICE TO LESSEE. Any assignee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Lease and Lessee will not assert against any assignee of Lessor any defense, counter claim or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor will not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Lessee shall cooperate with Lessor in executing any documentation reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment.

         12. SURRENDER. On the expiration or termination of the term specified in each Schedule, Lessee shall, at its risk and expense and according to manufacturers recommendations, assemble, prepare for delivery, and deliver the applicable Property and all manuals, records, certificates and documents regarding its use, maintenance and repair to any location specified by Lessor within the continental United States. Upon return of the Property any upgrades and improvements shall become the property of Lessor. Any upgrades, parts or improvements may only be removed from the Property if their removal shall not impair the Property's ability to operate according to any manufacturers and regulatory performance standards and specifications. The Property shall be delivered unencumbered and free of any liens, charges, or other obligations (including delivery expense and sales or use taxes, if any, arising from such delivery) and shall be in good working order, in the same condition, appearance, and functional order as when first leased hereunder, reasonable wear excepted, and in the condition specified or described in the applicable Schedule. At Lessees request, Lessee shall at Lessee's expense provide Lessor with a written certification by an independent engineer or other recognized expert acceptable to Lessor to the effect that the Property is in the condition required hereunder. In lieu of delivery, Lessor may, at its option, direct Lessee to dispose of all or a portion of the Property in a proper and lawful manner at a recognized disposal site at Lessee's sole cost and responsibility.

         13. DEFAULT. Time is of the essence under this Lease, and Lessee shall be in default in the event of any of the following ("Event of Default"): (a) any failure to pay when due the full amount of any payment required hereunder, including, without limitation, rent, taxes, liens, insurance, indemnification, repair or other charge; (b) any misstatement or false statement in connection with, or non-performance of any of Lessee's obligations, agreements, or affirmations under or emanating from, this Lease; (c) Lessee's death, dissolution, termination of existence; (d) if any of the following actions or proceedings are not dismissed within sixty (60) days after commencement:
Lessee's insolvency, becoming the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under federal bankruptcy laws; making an assignment for benefit of creditors; or being named in, or the Property being subjected to a suit for the appointment of a receiver, (e) any failure to pay, as and when due, any obligation of Lessee, whether or not to Lessor, arising independently of this Lease; (f) any removal, sale, transfer, sublease, encumbrance, seizure or levy of or upon the Property; or (g) bankruptcy, insolvency, termination, death, dissolution, or default of any guarantor for Lessee.

         14. REMEDIES. Upon the occurrence of any Event of Default which continues for more than ten (10) days and at any time thereafter, Lessor shall have all remedies provided by law; and, without limiting the generality of the foregoing and without terminating this Lease, Lessor, at its sole option, shall have the right at any time to exercise concurrently, or separately, without notice to Lessee (unless specifically stated), any one or all of the following remedies:

         (a) thereof on demand;

Request Lessee to assemble the Property and make it available to Lessor at a reasonable place designated by Lessor and put Lessor in possession

         (b) Immediately and without legal proceedings or notice to Lessee, enter the premises, take possession of, remove and retain the Property or render it unusable (any such taking shall not terminate this Lease);

         (c) Declare the entire amount of rent and other sums payable hereunder immediately due and payable; however, in no event shall Lessor be entitled to recover any amount in excess of the maximum permitted by applicable law;

         (d) Terminate the leasing of any or all items of Property. Such termination shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to terminate. This Lease shall continue in full force and effect as to any remaining items;

         (e) Recover the sum of. (i) any accrued and unpaid rent, plus (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease, discounted at the rate of six percent (6%); plus, (iii) the anticipated residual value of the Property as of the expiration of this Lease or any renewal thereof-, (iv) any indemnity payment, if then determinable; (v) all commercially reasonable costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from Lessee's default (including any incurred at trial, on appeal or in any other proceeding); and, (vi) the value of all tax benefits lost to Lessor as a result of Lessee's default or the enforcement by Lessor of any remedy; plus interest on each of the foregoing at a rate of fifteen percent (15.0%) per annum ("Default Interest"); and,

         (f) Lessor may, but is not required to, re-lease or sell any or all of the Property at a public or private sale on such terms and notice as Lessor shall deem reasonable. The proceeds of any sale or lease shall be applied in the following order of priorities: (i) to pay all of Lessees expenses in taking, removing, holding, repairing and disposing of Property; then (ii) to pay any late charges and interest accrued; then (iii) to pay accrued but unpaid rent together with the anticipated residual value, future rent, interest and all other due but unpaid sums (including any indemnification and sums due under other Leases or agreements in default). Any remaining proceeds will reimburse Lessee for payments which it made to reduce the amounts owed to Lessor in the preceding sentence. Lessor shall keep any excess. If the proceeds of any sale or lease are not enough to pay the amounts owed to Lessor under this Section, Lessee shall pay the deficiency.

         No remedy referred to in this paragraph is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

         15. LESSEE'S WAIVER To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies now or hereafter conferred by statute or otherwise including but not limited to Lessee's rights to: (i) cancel or repudiate this Lease; (ii) reject or revoke acceptance of the Property; (iii) recover damages from Lessor for any breaches of warranty; (iv) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (v) deduct all or part of any claimed damages resulting from Lessor's default, if any, under this Lease; (vi) accept any partial delivery of the property; (vii) "cover" by making any purchase or lease of or contract to purchase or lease property in substitution for the Property; (viii) commence legal action against Lessor for specific performance, replevin, sequestration, claim and delivery or the like for the Property.

         16. NOTICES, PAYMENTS AND GOVERNING LAW. All notices and payments shall be mailed or delivered to the respective parties at the below address, or such other address as a party may provide in writing from time to time. This Lease shall be considered to have been made in the State of Oregon and shall be interpreted, and the rights and liabilities of the parties determined, in accordance with applicable federal law and the laws of the State of Oregon. In the event of suit enforcing this Lease, Lessee agrees that venue may, at Lessees option, be laid in the county of Lessor's address below. LESSOR AND LESSEE EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO THIS LEASE.

         17. SEVERABILITY. If any of the provisions of this Lease are contrary to, prohibited by, or held invalid under applicable laws, regulations or public policy of any jurisdiction in which it is sought to be enforced, then that provision shall be considered inapplicable and omitted but shall not invalidate the remaining provisions. In no event shall this Lease be enforced in any way which permits Lessor to charge or collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Lessor shall refund such excess interest to Lessee. In such event, Lessee agrees that Lessor shall not be subject to any penalties provided by law for contracting for or collecting interest in excess of the maximum lawful rate.

         18. SURVIVAL. All of Lessees rights, privileges and indemnities contained herein shall survive the expiration or other termination of the Lease and any Schedules, and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by, Lessor, its successors and assigns.

         19. LESSOR'S DISCLAIMERS. Lessor has obtained the Property based on specifications furnished by the Lessee. Lessor does not deal in property of this kind or otherwise hold itself or its agents out as having knowledge or skill peculiar to the Property. Lessee acknowledges that it has relied on its own skill and experience in selecting property suitable to the Lessee's particular needs or purposes and has neither relied upon the skill or judgment of Lessor nor believes that Lessor or its agents possess any special skill or judgment in the selection of Property for Lessee's particular purposes. Further, Lessee has not notified Lessor of Lessee's particular needs in using the Property.

         Lessee understands and agrees that neither the Supplier(s) nor any salesman or any agent of the Supplier(s) is an agent of Lessor. No salesman or agent of supplier is authorized to waive or alter any term or condition of this Lease, and no representation as to the Property or any other matter by the Supplier shall in any way affect Lessee's duty to pay the rent and perform its obligations as set forth in this Lease. Lessor shall not be liable to Lessee for any incidental, consequential, or indirect damages or for any act, neglect, omission, breach or default by any third party.

         LESSOR ASSUMES NO RESPONSIBILITY FOR AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TITLE, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONDITION, QUALITY, WORKMANSHIP, OR THE SUITABILITY, SAFETY,
ADEQUACY, OPERATION, USE OR PERFORMANCE OF THE PROPERTY OR AS TO ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR AS TO PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT. ANY DELAY IN DELIVERY SHALL NOT AFFECT THE VALIDITY OF THIS LEASE.

         LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY REPRESENTATION, CLAIM, BREACH OF WARRANTY, EXPENSE OR LOSS DIRECTLY OR INDIRECTLY CAUSED BY ANY PERSON, INCLUDING LESSOR, OR IN ANY WAY RELATED TO THE PROPERTY.

         20. ENTIRE AGREEMENT, WAIVERS, SUCCESSORS, NOTICE. This Lease and any Schedule expressly referring hereto (each, a "Transaction") contain the entire agreement of the parties and shall not be qualdied or supplemented by course of dealing. However, in any case where the Lessor takes an assignment from a vendor of its security interest in the same Property, the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract. No waiver or modification by Lessor of any of the terms or conditions hereof shall be effective unless in writing signed by an officer of Lessor. No waiver or indulgence by Lessor of any default or deviation by Lessee of any required performance shall be a waiver of Lessees right to subsequent or other full and timely performance. This Lease shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of such successors and assigns. Paragraph headings shall not be considered a part of this Lease.

         Under Oregon law, most agreements, promises and commitments made by Lessor after October 3, 1989, concerning loans and other credit extensions which are not for personal. family or household purposes or secured solely by the Lessee's residence must be in writing, express consideration and be cyanide by Lessor to be enforceable.

BY INITIALING THIS SECTION, LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THE ABOVE PARAGRAPHS UNDER SECTION 19, LESSOR'S DISCLAIMERS, AND.SECTION 20, ENTIRE AGREEMENT, AND FULLY UNDERSTANDS THEIR CONTENT.

INITIALED: ss/HC

         21. POWER OF ATTORNEY. LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AS ITS ATTORNEY-IN-FACT TO COMPLETE, AMENDANDEXECUTE ONLESSEE'S BEHALF FINANCING STATEMENTS INCONNECTION WITHTHIS LEASE AND TO CONFORM THE DESCRIPTION OF THE PROPERTY (INCLUDING SERIAL NUMBERS) IN ANY SUCH FINANCING STATEMENTS OR OTHER DOCUMENTATION. LESSEE WILL ALSO PROMPTLY EXECUTE AND DELIVER TO LESSOR SUCH FURTHER DOCUMENTS AND TAKE FURTHER ACTION AS LESSOR MAY REQUEST TO MORE EFFECTIVELY CARRY OUT THE INTENT AND PURPOSE OF THIS LEASE.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Master Lease Agreement to be duly executed as of the day and year first above written.

                                   TOWER TECH, INC. (LESSEE)
                                   By:  ss/HAROLD CURTIS
                                        -------------------
                                        PRESIDENT

                                    U.S. BANCORP LEASING & FINANCIAL -
                                    MACHINE TOOL FINANCE GROUP (LESSOR)

                                    By:____________________________________
                                       An Authorized Officer Thereof

                                    Address for All Notices:

                                    U. S. BANCORP LEASING & FINANCIAL
                                    P.O. Box 2177, 7659 S.W. Mohawk Street
                                    Tualatin, Oregon 97062-2177

SCHEDULE TO MASTER LEASE AGREEMENT

U.S. BANCORP

Schedule Number 27208A-17269-001

         THIS SCHEDULE made as of AUGUST 4, 1999 by and between U.S. BANCORP LEASING & FINANCIAL -MACHINE TOOL FINANCE GROUP ("Lessor"), having its principal place of business at P.O. Box 2177, 7659 S.W. Mohawk Street, Tualatin, Oregon 97062-2177, and TOWER TECH, INC. ("Lessee"), having its principal place of business located at P.O. BOX 891810, OKLAHOMA CITY, OK 73189, to the Master Lease Agreement dated as of AUGUST 4, 1999 between the Lessee and the Lessor (the "Lease"). Capitalized terms used but not defined herein are used with the respective meanings specified in the Lease. If any terms hereof are inconsistent with the terms of the Lease, the terms of the Schedule shall prevail.

LESSOR AND LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:

(a) The following specified equipment (the "Property") is hereby made and constituted Property for all purposes pursuant to the Lease:

ONE (1) HPM MODEL MLH730-160 INJECTION MOLDING MACHINE WITH BIMETALLIC BARREL, RECIPROCATING SCREW, 3/4" RADIUS NOZZLE, HYDRAULIC EJECTOR WITH 9/16" THRU HOLE EJECTOR PLATE, HPM WRAP-AROUND TANK, ROBOT TAKE-OUT AND ALL ACCESSORIES AND ATTACHMENTS.

(b) The Property will be installed or stored at the following address 11935 S. I-44 SERVICE ROAD,
         OKLAHOMA CITY, OK 73173, COUNTY: CLEVELAND

(c)      The cost of the Property is $371,513.00;

(d)      The total amount financed pursuant to this Schedule is $278,634.75;

Please Initial Here:       ss/HC
                           -----

(e) The Term applicable to this Schedule (the "Term") shall be Thirty Six (36) months, with basic monthly rental payments of One @ $14,000.00 Followed by Eleven (11) @ $9,500.00 Followed by Twenty Four (24) @ $8,687.41 each plus applicable sales and/or Use tax. The first such payment shall be due on the Equipment Acceptance Date. Each subsequent payment shall be due on the Payment Due Date (as defined in Paragraph 1 below) corresponding to the day of the month of the Equipment Acceptance Date.
(f) The record owner of the premises at which the Property will be installed or stored is: Tower Tech, Inc.,
(g) Lessor and Lessee agree that Section 8 of the Lease entitled "Income Tax Indemnity" shall NOT apply to this Schedule.

1. PAYMENT DUE DAY. Payment Due Days are on the First, 10th and 20th of each month. Acceptance or Rental Commencement Dates occurring on the 26th through the 5th day of a month shall have a Payment Due Day on the First of each month. Acceptance or Rental Commencement Dates occurring on the 6th through the 15th day of a month shall have a Payment Due Day on the 10th of each month. Acceptance or Rental Commencement Dates occurring on the 16th through the 25th day of a month shall have a Payment Due Day on the 20th of each month.

2. PAYMENT ADJUSTMENT. If a Delivery and Acceptance Certificate (a "Certificate") is not executed within Thirty (30) day(s) of the date of this Schedule, then, as of the date such Certificate is executed (the "Adjustment Date"), the basic monthly rental payments due hereunder shall be recalculated based upon increases in the 30-day rolling average of Thirty Six (36)-month U.
S. Treasury Notes (the "Rolling Average") from the date hereof until the Adjustment Date. If, on the Adjustment Date, the Rolling Average is greater than 5.66%, then the basic monthly rental payments due hereunder shall be increased accordingly to reflect the actual rate. Thereafter, the basic monthly rental payments shall remain fixed during the Term hereof, In no event shall the amount of the basic monthly rental payment as set forth above be decreased.

3. LATE CHARGE. If any installment of Rent shall not be received by Lessor or Lessor's Assignee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to Eight percent (8.0%) of such overdue amount.

4. TITLE PASSAGE. a.. As long as no event of default has occurred and is continuing under the Lease, Lessee shall have the option to purchase all, but not part, of the Property at the end of the Term or any renewal thereof (the "Option") for a purchase price of $1.00, (the "Purchase Price"). Payment of the Purchase Price must be received by Lessor on or before the last day of the Term. The Purchase Price shall be deemed to be the "anticipated" or "estimated" residual value of the Property (as such terms are used in the Lease).

         b. Upon receipt of payment of the Purchase Price together with any and all applicable sales or other taxes due in connection therewith, and any and all remaining sums or other amounts payable under this Schedule, Lessor shall transfer all its right, title and interest in and to the Property to Lessee. The Property shall be transferred "As Is" and "Where Is" without any express or implied representations or warranties.

Year 2000. Lessee has reviewed and assessed or will review and assess its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Lessee, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Lessee reasonably believes that the year 2000 problem will not result in a material adverse change in Lessee's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lessor. Based upon the review, Lessee has developed or will develop and implement a plan to address the year 2000 problem, to remediate any material year 2000 problem, and to complete testing with respect thereto, as soon as practicable and in any event by September 30, 1999. Lessee will promptly deliver such information relating to this covenant as Lessor requests from time to time.

         IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Schedule to be duly executed as of the day and year first above written.

TOWER TECH, INC.

By: ss/HAROLD CURTIS
--------------------
Title: PRESIDENT

U.S. BANCORP LEASING & FINANCIAL - MACHINE TOOL FINANCE GROUP

By: ________________________
    An Authorized Officer Thereof

                            Address for All Notices:

                            U. S. BANCORP LEASING & FINANCIAL
                            P.O. Box 2177, 7659 S.W. Mohawk Street
                            Tualatin, Oregon 97062-2177

Machine Tool Finance Group

(800) 225-8029      (503) 797-0222

General Equipment Group

(800) 253-3468      (503) 797-0200

EXHIBIT "A"

U.S. BANCORP

Lease/Loan Schedule Number 27208A-17269-001
                           ----------------

         Reference is made to that certain Schedule to Master Lease/Loan Agreement (the "Agreement") dated AUGUST 4, 1999 wherein U.S. BANCORP LEASING & FINANCIAL - MACHINE TOOL FINANCE GROUP is the Lessor/Secured Party and TOWER TECH, INC. is the Lessee/Debtor.

The "Property" and/or "Collateral" (as defined and used in the above Agreements and any and all related documents) includes the following:

ONE (1) HPM MODEL MLH730-160 INJECTION MOLDING MACHINE WITH BIMETALLIC BARREL, RECIPROCATING SCREW, 3/4" RADIUS NOZZLE, HYDRAULIC EJECTOR WITH 9/16" THRU HOLE EJECTOR PLATE, HPM WRAP-AROUND TANK, ROBOT TAKE-OUT AND ALL ACCESSORIES AND ATTACHMENTS.

                     ADDRESS FOR ALL NOTICES:
                     P.O. Box 2177, 7659 S.W. Mohawk Street
                     Tualatin, Oregon 97062-2177

GUARANTY

U.S. BANCORP

In order to induce U.S. BANCORP LEASING & FINANCIAL - MACHINE TOOL FINANCE GROUP (the "Creditor") to enter into one or more financing arrangements in the form of leases or loans (referred to herein as the "Transaction(s)") with, or otherwise directly or indirectly making property available to TOWER TECH, INC. (the
"Obligor"), and/or to induce Creditor to grant to Obligor such renewals, extensions, forbearances, releases of collateral or other relinquishments of rights, whether in connection with the Transaction(s) or otherwise, as Creditor may in its sole discretion deem advisable, and in consideration of any agreements heretofore or hereafter entered into between Creditor and Obligor (any and all such notes, security agreements, loan agreements, lease agreements, entered into between Obligor and Creditor together with any and all schedules and riders thereto and any and all other instruments or agreements including, without limitation, pledge agreements and assignments, executed and delivered by Obligor in connection therewith, being hereinafter collectively called the "Agreements"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EACH OF THE UNDERSIGNED (EACH OF WHOM IS HEREINAFTER CALLED A "GUARANTOR"), INTENDING TO BE LEGALLY BOUND, HEREBY JOINTLY AND SEVERALLY GUARANTEES THE FULL, PROMPT, COMPLETE AND FINAL PAYMENT AND PERFORMANCE OF ALL THE OBLIGOR'S OBLIGATIONS PURSUANT TO THE AGREEMENTS OR IN ANY WAY ARISING THEREFROM AND ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES OF OBLIGOR TO CREDITOR, WHETHER NOW IN EXISTENCE OR ARISING HEREAFTER, AND WHETHER DIRECT OR INDIRECT, CONTINGENT OR ABSOLUTE, MATURED OR UNMATURED, SECURED OR UNSECURED, AND HOWEVER CONTRACTED OR ARISING (ALL SUCH OBLIGATIONS AND LIABILITIES BEING HEREINAFTER CALLED THE "OBLIGATIONS").

Each Guarantor hereby promises to pay Creditor when due, on demand, all indebtedness of any kind or nature emanating from the Agreements (including, without limitation, if an event of default shall occur under the Agreements, payment on demand of all unpaid sums to become due under the defaulted Agreements for the entire term thereof), whether now or hereafter arising and however and whenever evidenced-, and each Guarantor agrees to indemnify and hold Creditor harmless from and against any and all losses, liabilities and costs emanating from any failure of Obligor to fully, promptly and completely satisfy the Obligations. For purposes hereof (i) "losses, liabilities and costs" shall include (without limitation), all losses, liabilities, obligations, claims, demands, judgments, costs and expenses of whatever kind or nature (including, without limitation, attorneys' fees) and (ii) "emanating" from an event or cause shall include (without limitation) in any way directly or indirectly being caused by or in any other way arising out of such event or cause.

Each Guarantor hereby waives any notice of default or nonpayment or of late or inadequate satisfaction in regard to the Obligations. In particular (and not in limitation of the foregoing), each Guarantor hereby agrees that, in enforcing this Guaranty, Creditor shall not be required (i) to demand payment of the amount due (known as "demand"); (ii) to present for payment any evidence of the Obligations (known as "presentment" or "presentment for payment"); (iii) to give notice that amounts due have not been paid (known as "notice of dishonor"); or
(iv) to obtain an official certification of nonpayment (known as "protest") or to give any Guarantor notice of any such "protest;" and each Guarantor hereby waives demand, presentment, presentment for payment, notice of dishonor, protest and notice of protest as aforesaid. Each Guarantor hereby further waives notice of acceptance hereof and any and all other notices to which such Guarantor may be entitled.

Each Guarantor hereby consents and agrees that without any further notice to, or assent by Guarantor, the liability of Obligor or any other guarantor of the Obligations may from time to time, in whole or in part, be extended, renewed, continued, amended, modified, composed, accelerated, supplemented, compromised, settled or released in Crudities sole discretion, and that any collateral for any of the Obligations or for any guaranty thereof (including this Guaranty) may from time to time, in whole or part, be exchanged, sold or surrendered in Creditor's sole discretion. Each Guarantor hereby agrees that no such extension, renewal, continuation, amendment, modification, composition, acceleration, supplement, compromise, settlement, release, exchange, sale or surTender shall in any way impair, affect or release the liability of any Guarantor hereunder or constitute a waiver of any of Creditor's rights hereunder.

This Guaranty is unlimited, absolute, irrevocable and unconditional and shall continue in full force and effect until all the Obligations shall have been fully, completely and finally satisfied and paid. The obligations of each Guarantor hereunder shall continue and survive the repossession of any equipment or other property leased pursuant to the Agreements (or any property in which Creditor has a security interest securing any of the Obligations) whether or not any such repossession constitutes an "election of remedies" against the Obligor or any other person. Each Guarantor agrees to be obligated hereunder notwithstanding any termination of the Agreements in whole or part by operation of law or any unenforceability or invalidity of the Agreements for any reason whatsoever (including, without limitation, invalidity or voidness ab initio and/or partial or complete unenforceability as a result of impossibility or impracticability of performance or frustration of the purpose of the Agreements). The obligations of the Guarantors hereunder are joint and several and shall not be subject to any abatement, setoff, defense or counterclaim for any cause whatsoever.

Each Guarantor hereby agrees that its obligations hereunder are direct and primary and that Creditor may proceed directly and in the first instance against each or any Guarantor or combination of Guarantors and have its remedy hereunder without first being obliged to resort to any other right or remedy or security for any of the Obligations. Each Guarantor hereby waives any right to require Creditor to proceed against the Obligor or to proceed against any other Guarantor or to proceed against any other guarantor of the Obligations. If there shall be any securities for any of the Obligations or for the obligations of any Guarantor hereunder, or for the obligations of any other guarantor of any of the Obligations, Creditor may proceed against and/or enforce any or all of such securities in whatever order it may, in its sole discretion, deem appropriate. Any amount(s) received by Creditor from whatever source and applied by it to any of the Obligations shall be applied in such order ofapplication as Creditor shall, in its sole discretion, elect.

                                      ADDRESS FOR ALL NOTICES:
                                      P.O. Box 2177, 7659 S.W. Mohawk Street
                                      Tualatin, Oregon 97062-2177

Initial:  ss/HC
          -----

In the event of any default in regard to any Guarantors obligations hereunder, or in the event of death, incompetency, termination, dissolution or insolvency of the Obligor, or if a receiver, liquidator or conservator be appointed for any part of the property or assets of the Obligor, or if the Obligor makes an assignment for the benefit of creditors, or if the Obligor shall file a voluntary petition in bankruptcy or any involuntary petition in bankruptcy shall be filed against it then, and in any such case, each Guarantor agrees to pay to Creditor, upon demand, the full amount which would be payable hereunder by such Guarantor if all the Obligations were then due and payable.

Notwithstanding any provision hereof or any provision of any other instrument or agreement, or any presumption of applicable law or principle of legal construction to the contrary: (i) nothing shall discharge or satisfy any Guarantors liability hereunder except full, complete and final payment and satisfaction of all the Obligations; (ii) each Guarantor hereby waives any and all defenses to its liability hereunder including, without limitation, any defense arising by reason of any cessation ofthe Obligor's business or any bankruptcy, insolvency or business failure of the Obligor or any other person; and (iii) no Guarantor shall have any right of subrogation against the Obligor, and each Guarantor hereby waives any and all rights of subrogation it may have against the Obligor, to enforce any right or remedy which Creditor has or may hereafter have against the Obligor, and waives the benefits of, and any and all rights to participate in, any security or securities now or hereafter held by Creditor. It is expressly understood by each Guarantor that payments received by Creditor from or on behalf of Obligor shall be solely for the benefit of Creditor and shall not benefit the Guarantor in any way. Each Guarantor hereby further acknowledges that such Guarantor is not and shall not be construed as a "Creditor" of Obligor by virtue of this Guaranty.

Each Guarantor hereby represents and warrants to Creditor that all information concerning such Guarantor, including (without limitation) financial statements and other financial information, furnished to Creditor in connection with the Agreements or any of the other Guaranteed Agreements, was true, complete and accurate as of the date of delivery thereof to Creditor, and that all such information remains true, complete and accurate, and that there have been no material adverse changes in such Guarantors financial condition as of the date hereof. In the event of any breach of any Guarantors representations and warranties herein or any material adverse change in the financial condition of any Guarantor, upon the request of Creditor, such Guarantor shall promptly furnish to Creditor such additional security for the performance of such Guarantor's obligations hereunder as Creditor may reasonably request.

No notice of termination of this Guaranty shall be effective unless and until such notice shall be in writing and executed by Guarantor and shall have been received at Creditor's principal corporate headquarters at P.O. Box 2177, 7659 S.W. Mohawk Street, Tualatin, Oregon 97062-2177; provided, however, that in the event of such notice, this Guaranty shall continue in full force and effect with regard to all Obligations created, existing or arising prior to the date of such receipt. No modification hereof or amendment hereto and no waiver of any term or provision hereof shall be valid unless in writing and signed by an authorized officer of Creditor. No delay or failure on the part of Creditor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Creditor of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of Creditor permitted hereunder shall invalidate or in any way impair this Guaranty. No waiver of any right or remedy hereunder shall constitute a waiver of any other or further right or remedy hereunder.

Each Guarantor hereby consents and agrees that without any further notice to, or assent by Guarantor, this Guaranty may be assigned by Creditor and reassigned, in the sole discretion of Creditor or its assignee. As used herein, the term "Creditor" includes Creditor and any successor or assign of Creditor. This Guaranty shall be binding upon each Guarantor, and upon the legal successors, representatives, and assigns of such Guarantor. Each and every waiver made herein by any Guarantor is and shall be deemed to be and construed as an absolute, irrevocable and unconditional waiver of the right waived.

This Guaranty is intended to be legal, valid, binding and enforceable in accordance with its terms. Whenever possible, each term and provision of this Guaranty shall be interpreted so as to be effective and to effectuate its intent under applicable law. If any term or provision of this Guaranty shall be unenforceable, invalid or prohibited in any jurisdiction under applicable law, such term or provision shall be ineffective in such jurisdiction, but only to the extent of such unenforceability, invalidity or prohibition, and the remainder of such term or provision, and the other terms and provisions of the Guaranty, shall not thereby be affected or impaired in such jurisdiction, nor shall any of the terms or provisions of the Guaranty be thereby affected or impaired in any way in any other jurisdiction.

This Guaranty shall be governed by the construed in accordance with Federal Law and the laws of the State of Oregon, and that service of process by certified mail, return receipt requested, will be sufficient to confer personal jurisdiction over such Guarantor for purposes of litigating any actions arising hereunder in the courts of such State. This Guaranty is in addition to, and not in limitation or derogation of, any and all other guaranties of the Obligations executed by any Guarantor. In the event of any conflict between the provisions of this Guaranty and those of any such other guaranty, the provisions of this Guaranty shall govern. Each Guarantor hereby agrees and acknowledges that time is of the essence with regard to the performance of such Guarantors obligations hereunder. This Guaranty shall take effect as a scaled instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of AUGUST 4, 1999.

Witness:

Print Name: Lana Morgan

Address: Rt. 5 Box 125, Chickasha, OK 73018

GUARANTOR'S SIGNATURE MAY
NOT BE WITNESSED BY GUARANTOR'S
SPOUSE OR OTHER FAMILY MEMBER

Harold Curtis

ss/HAROLD CURTIS
----------------
SS# ###-##-####

                                   ADDRESS FOR ALL NOTICES:
                                   P.O. Box 2177, 7659 S.W. Mohawk Street
                                   Tualatin, Oregon 97062-2177


Initial:  ss/HC
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